Exhibit 99.1

Media Contact	July 28, 2014
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com
HealthSouth Reports Strong Results for Second Quarter 2014 and Raises Full-Year Guidance
Revenue Growth of 7.1% and Discharge Growth of 3.0%
Cash Provided by Operating Activities of $128.0 million ($235.1 million Year-to-Date)
Adjusted EBITDA Increased by 13.5%
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the second quarter ended June 30, 2014.
“The second quarter was another excellent quarter for HealthSouth,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “We achieved revenue growth of 7.1%, increased our Adjusted EBITDA by 13.5%, and saw our adjusted free cash flow grow to $97.9 million from $72.5 million when compared to the second quarter of 2013. We also continued to invest in the future growth of the company with the ongoing development of three new hospitals that are scheduled to open in the fourth quarter of this year, the execution of a joint venture agreement with Mountain States Health Alliance to own and operate Quillen Rehabilitation Hospital in Johnson City, Tennessee, and the execution of an agreement with Memorial Health to form a joint venture to own and operate an inpatient rehabilitation hospital in Savannah, Georgia. And, as a result of the company's strong results, we raised our full-year Adjusted EBITDA and earnings per share guidance.”
Second Quarter Results

•
Consolidated net operating revenues were $604.4 million for the second quarter of 2014 compared to $564.5 million for the second quarter of 2013, or an increase of 7.1%. This increase was attributable to a 3.0% increase in patient discharges and a 4.9% increase in net patient revenue per discharge. Discharge growth included a 1.4% increase in same-store discharges. Approximately 60 basis points of discharge growth from new stores resulted from the consolidation of Fairlawn Rehabilitation Hospital (“Fairlawn”) in Worcester, Massachusetts effective June 1, 2014, as discussed below. The increase in net patient revenue per discharge resulted from price adjustments, higher average acuity for the patients served, and contributions from hospitals that opened in the second quarter of 2013 and were undergoing Medicare certification.

•
Income from continuing operations attributable to HealthSouth per diluted share for the second quarter of 2014 was $0.81 per share compared to $1.66 per share for the second quarter of 2013. Earnings per share for the second quarter of 2014 included strong operating results and the $27.2 million, or $0.27 per diluted share, nontaxable gain related to the increase in ownership and consolidation of Fairlawn. Earnings per share for the second quarter of 2013 included a $1.15 per diluted share benefit associated with a settlement with the Internal Revenue Service.

•
Cash flows provided by operating activities were $235.1 million for the six months ended June 30, 2014 compared to $226.8 million for the six months ended June 30, 2013. This increase was primarily due to increased net operating revenues and continued disciplined expense management.

•
Adjusted EBITDA (see attached supplemental information) for the second quarter of 2014 was $152.7 million compared to $134.5 million for the second quarter of 2013, or an increase of 13.5%. This improvement was due

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primarily to continued revenue growth and disciplined expense management, including contributions from hospitals that opened in the second quarter of 2013. Adjusted EBITDA in the second quarter of 2014 also included a $1.4 million benefit from the increase in ownership and consolidation of Fairlawn.

•
Adjusted free cash flow (see attached supplemental information) for the second quarter of 2014 was $97.9 million compared to $72.5 million for the second quarter of 2013. Adjusted free cash flow for the second quarter of 2014 benefited from higher Adjusted EBITDA, lower working capital, and a reduction in preferred dividends.

“The strength of our cash flow generation was again evidenced by first half 2014 adjusted free cash flow of $163 million,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “The cash we generated supported $52.7 million in discretionary capital expenditures, $43.1 million in common stock repurchases, $31.6 million in common stock dividends, and the purchase of our increased equity ownership in Fairlawn.”
Acquisition of Additional Ownership Interest in Joint Venture Hospital
As previously announced, in June 2014, the Company acquired an additional 30% equity interest from UMass Memorial Health Care, its joint venture partner in Fairlawn. This transaction increased the Company's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. As a result of its consolidation of this hospital and the remeasurement of its previously held equity interest at fair value, the Company recorded a $27.2 million gain as part of other income during the three and six months ended June 30, 2014. The transaction was funded using cash on hand.
2014 Guidance
Based on its results for the first half of 2014, including the impact of the increase in ownership and consolidation of Fairlawn, the Company is:

•	raising its full-year 2014 Adjusted EBITDA guidance to a range of $570 million to $580 million from a range of $555 million to $565 million.

•	raising its full-year 2014 guidance for income from continuing operations attributable to HealthSouth per diluted share to $2.25 to $2.31 per share from $1.86 to $1.91 per share.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, July 29, 2014 to discuss its results for the second quarter of 2014. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 55539778. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues, and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, cardiac and pulmonary conditions, brain and spinal cord injuries, complex orthopedic conditions, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.

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Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “June 2014 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 28, 2014. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its July 29, 2014 earnings call.
When filed, the June 2014 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In Millions)
Net operating revenues	$604.4	$564.5	$1,195.6	$1,137.1
Less: Provision for doubtful accounts	(9.3)	(7.0)	(16.8)	(14.4)
Net operating revenues less provision for doubtful accounts	595.1	557.5	1,178.8	1,122.7
Operating expenses:
Salaries and benefits	285.3	273.6	571.4	548.2
Other operating expenses	86.3	81.0	170.8	159.1
Occupancy costs	10.3	11.9	20.8	24.1
Supplies	27.8	26.6	55.4	52.8
General and administrative expenses	30.2	29.5	60.9	59.7
Depreciation and amortization	26.4	23.1	52.8	45.2
Government, class action, and related settlements	(0.8)	(2.0)	(0.8)	(2.0)
Professional fees—accounting, tax, and legal	2.0	2.2	3.6	3.6
Total operating expenses	467.5	445.9	934.9	890.7
Interest expense and amortization of debt discounts and fees	27.8	24.4	55.7	48.6
Other income	(28.2)	(1.9)	(29.9)	(2.6)
Equity in net income of nonconsolidated affiliates	(2.6)	(3.3)	(6.9)	(6.2)
Income from continuing operations before income tax expense (benefit)	130.6	92.4	225.0	192.2
Provision for income tax expense (benefit)	36.5	(86.5)	69.3	(53.0)
Income from continuing operations	94.1	178.9	155.7	245.2
Income (loss) from discontinued operations, net of tax	3.8	0.1	3.7	(0.3)
Net income	97.9	179.0	159.4	244.9
Less: Net income attributable to noncontrolling interests	(14.8)	(13.8)	(29.6)	(28.4)
Net income attributable to HealthSouth	83.1	165.2	129.8	216.5
Less: Convertible perpetual preferred stock dividends	(1.5)	(5.8)	(3.1)	(11.5)
Net income attributable to HealthSouth common shareholders	$81.6	$159.4	$126.7	$205.0

(Continued)	4

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	86.7	86.1	87.0	90.0
Diluted	100.6	99.8	100.8	103.4

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.89	$1.82	$1.40	$2.24
Discontinued operations	0.04	—	0.04	—
Net income	$0.93	$1.82	$1.44	$2.24
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.81	$1.66	$1.29	$2.09
Discontinued operations	0.04	—	0.04	—
Net income	$0.85	$1.66	$1.33	$2.09

Cash dividends per common share	$0.18	$—	$0.36	$—

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$79.3	$165.1	$126.1	$216.8
Income (loss) from discontinued operations, net of tax	3.8	0.1	3.7	(0.3)
Net income attributable to HealthSouth	$83.1	$165.2	$129.8	$216.5

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2014	December 31, 2013
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$65.8	$64.5
Accounts receivable, net of allowance for doubtful accounts of $24.8 in 2014; $23.1 in 2013	272.3	261.8
Deferred income tax assets	138.9	139.0
Other current assets	103.9	115.1
Total current assets	580.9	580.4
Property and equipment, net	976.5	910.5
Goodwill	491.7	456.9
Intangible assets, net	103.3	88.2
Deferred income tax assets	276.1	354.3
Other long-term assets	148.0	144.1
Total assets	$2,576.5	$2,534.4
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$55.7	$61.9
Accrued expenses and other current liabilities	243.6	249.7
Total current liabilities	299.3	311.6
Long-term debt, net of current portion	1,475.1	1,505.2
Other long-term liabilities	141.1	142.2
	1,915.5	1,959.0
Commitments and contingencies
Convertible perpetual preferred stock	93.2	93.2
Redeemable noncontrolling interests	12.4	13.5
Shareholders’ equity:
HealthSouth shareholders’ equity	413.7	344.6
Noncontrolling interests	141.7	124.1
Total shareholders’ equity	555.4	468.7
Total liabilities and shareholders’ equity	$2,576.5	$2,534.4

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2014	2013
	(In Millions)
Cash flows from operating activities:
Net income	$159.4	$244.9
(Income) loss from discontinued operations	(3.7)	0.3
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	16.8	14.4
Depreciation and amortization	52.8	45.2
Equity in net income of nonconsolidated affiliates	(6.9)	(6.2)
Distributions from nonconsolidated affiliates	6.5	5.0
Stock-based compensation	14.3	12.8
Deferred tax expense (benefit)	62.7	(53.5)
Gain on consolidation of Fairlawn Rehabilitation Hospital	(27.2)	—
Other	6.1	0.3
(Increase) decrease in assets—
Accounts receivable	(35.6)	(38.8)
Other assets	8.4	(0.7)
Increase (decrease) in liabilities—
Accounts payable	2.7	9.5
Other liabilities	(20.0)	(6.2)
Net cash used in operating activities of discontinued operations	(1.2)	(0.2)
Total adjustments	79.4	(18.4)
Net cash provided by operating activities	235.1	226.8
Cash flows from investing activities:
Purchases of property and equipment	(89.5)	(69.0)
Capitalized software costs	(11.0)	(11.9)
Acquisition of business, net of cash acquired	(15.9)	(28.9)
Other	9.4	8.4
Net cash used in investing activities	(107.0)	(101.4)
Cash flows from financing activities:
Borrowings on revolving credit facility	65.0	132.0
Payments on revolving credit facility	(95.0)	(59.0)
Repurchases of common stock, including fees and expenses	(43.1)	(234.1)
Dividends paid on common stock	(31.6)	—
Dividends paid on convertible perpetual preferred stock	(3.1)	(11.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(25.4)	(23.9)
Other	6.4	7.0
Net cash used in financing activities	(126.8)	(189.5)
Increase (decrease) in cash and cash equivalents	1.3	(64.1)
Cash and cash equivalents at beginning of period	64.5	132.8
Cash and cash equivalents at end of period	$65.8	$68.7

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q2 2014		Q2 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$152.7		$134.5
Interest expense and amortization of debt discounts and fees	(27.8)		(24.4)
Depreciation and amortization	(26.4)		(23.1)
Stock-based compensation expense	(7.0)		(6.5)
Noncash loss on disposal of assets	(1.7)		(1.7)
	89.8		78.8
Certain nonrecurring expenses:
Government, class action, and related settlements	0.8		2.0
Professional fees—accounting, tax, and legal	(2.0)		(2.2)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2		—
Pre-tax income	115.8		78.6
Income tax (expense) benefit (1)	(36.5)	(2)	86.5	(3)
Income from continuing operations (4)	$79.3		$165.1

Basic shares	86.7		86.1
Diluted shares	100.6		99.8

Basic earnings per share (4)	$0.89		$1.82
Diluted earnings per share (4)	$0.81		$1.66

(1)	Current income tax expense (benefit) for the three months ended June 30, 2014 and 2013 was $3.0 million and ($1.3) million, respectively.

(2)
The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital, as discussed elsewhere in this document.

(3)
Includes an approximate $115 million, or $1.15 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(4)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q2 2014		Q2 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$296.8		$273.8
Interest expense and amortization of debt discounts and fees	(55.7)		(48.6)
Depreciation and amortization	(52.8)		(45.2)
Stock-based compensation expense	(14.3)		(12.8)
Noncash loss on disposal or impairment of assets	(3.0)		(1.8)
	171.0		165.4
Certain nonrecurring expenses:
Government, class action, and related settlements	0.8		2.0
Professional fees—accounting, tax, and legal	(3.6)		(3.6)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2		—
Pre-tax income	195.4		163.8
Income tax (expense) benefit (1)	(69.3)	(2)	53.0	(3)
Income from continuing operations (4)	$126.1		$216.8

Basic shares	87.0		90.0
Diluted shares	100.8		103.4

Basic earnings per share (4)	$1.40		$2.24
Diluted earnings per share (4)	$1.29		$2.09

(1)	Current income tax expense for the six months ended June 30, 2014 and 2013 was $6.6 million and $0.5 million, respectively.

(2)
The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital, as discussed elsewhere in this document.

(3)
Includes an approximate $115 million, or $1.11 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(4)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In Millions)
Net income	$97.9	$179.0	$159.4	$244.9
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(3.8)	(0.1)	(3.7)	0.3
Provision for income tax expense (benefit)	36.5	(86.5)	69.3	(53.0)
Interest expense and amortization of debt discounts and fees	27.8	24.4	55.7	48.6
Professional fees—accounting, tax, and legal	2.0	2.2	3.6	3.6
Government, class action, and related settlements	(0.8)	(2.0)	(0.8)	(2.0)
Net noncash loss on disposal or impairment of assets	1.7	1.7	3.0	1.8
Depreciation and amortization	26.4	23.1	52.8	45.2
Stock-based compensation expense	7.0	6.5	14.3	12.8
Net income attributable to noncontrolling interests	(14.8)	(13.8)	(29.6)	(28.4)
Gain on consolidation of Fairlawn Rehabilitation Hospital	(27.2)	—	(27.2)	—
Adjusted EBITDA	$152.7	$134.5	$296.8	$273.8

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2014	2013	2014	2013	2013
	(In Millions)
Net cash provided by operating activities	$128.0	$105.4	$235.1	$226.8	$470.3
Impact of discontinued operations	1.0	(0.5)	1.2	0.2	1.9
Net cash provided by operating activities of continuing operations	129.0	104.9	236.3	227.0	472.2
Capital expenditures for maintenance	(17.6)	(16.8)	(47.8)	(35.7)	(74.8)
Dividends paid on convertible perpetual preferred stock	(1.5)	(5.8)	(3.1)	(11.5)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.4)	(10.7)	(25.4)	(23.9)	(46.3)
Nonrecurring items:
Premium paid on redemption of bonds	—	—	—	—	1.7
Cash paid (received) for:
Professional fees—accounting, tax, and legal	2.0	2.2	3.6	3.6	7.0
Government, class action, and related settlements	(0.6)	(1.3)	(0.6)	(1.3)	(5.9)
Adjusted free cash flow	$97.9	$72.5	$163.0	$158.2	$330.9
For the three months ended June 30, 2014, net cash used in investing activities was $39.2 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the three months ended June 30, 2014 was $76.1 million and resulted primarily from net debt payments, repurchases of common stock, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended June 30, 2013, net cash used in investing activities was $53.5 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the three months ended June 30, 2013 was $63.3 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the six months ended June 30, 2014, net cash used in investing activities was $107.0 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the six months ended June 30, 2014 was $126.8 million and resulted primarily from repurchases of common stock, net debt payments, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2013, net cash used in investing activities was $101.4 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the six months ended June 30, 2013 was $189.5 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from increased capital expenditures and the acquisition of Walton Rehabilitation Hospital. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient information; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014, when filed.

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